Exhibit A-1
QUESTAR REGULATED SERVICES COMPANY
CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999
(Unaudited)

                                     Consol.                     Total
                                     Questar                     Before       Questar      Questar     Questar     Questar
                                     Regulated      Interco.     Interco.       Gas        Pipeline    Energy     Regulated
                                     Serv. Co.       Trans.       Trans         Co.          Co.       Services   Serv. Co.
                                                                  (In Thousands)
REVENUES
  From unaffiliated customers          $486,788                  $486,788      $447,606     $36,922      $2,260
  From affiliated companies               5,933       $71,832      77,765         2,331      75,238                     196
    TOTAL REVENUES                      492,721        71,832     564,553       449,937     112,160       2,260         196

OPERATING EXPENSES
  Natural gas purchases                 185,629        71,636     257,265       257,265
  Operating and maintenance             144,120           196     144,316       103,308      38,534       2,474
  Depreciation and
    amortization                         53,183                    53,183        36,426      16,743          14
  Other taxes                            10,137                    10,137         7,625       2,488          24
    TOTAL OPERATING EXPENSES            393,069        71,832     464,901       404,624      57,765       2,512

    OPERATING INCOME (LOSS)              99,652                    99,652        45,313      54,395        (252)        196

INTEREST AND OTHER INCOME                 8,223                     8,223         2,980       4,229       1,014
OPERATIONS OF UNCONSOLIDATED
    AFFILIATES BEFORE INCOME TAXES
      Loss                               (5,109)                   (5,109)                   (5,109)
      Write-down of investment
        in partnership                  (49,700)                  (49,700)                  (49,700)
                                        (54,809)                  (54,809)                  (54,809)

DEBT EXPENSE                            (38,133)                  (38,133)      (20,062)    (17,466)       (605)

    INCOME (LOSS) BEFORE
      INCOME TAXES                       14,933                    14,933        28,231     (13,651)        157         196

INCOME TAX EXPENSE (CREDIT)               3,854                     3,854         9,012      (5,260)         28          74

    NET INCOME (LOSS)                   $11,079                   $11,079       $19,219     ($8,391)       $129        $122

Exhibit A-2
QUESTAR REGULATED SERVICES COMPANY
STATEMENT OF COMMON SHAREHOLDER'S EQUITY
(Unaudited)

                                                                           Additional
                                              Common Stock                  Paid-in      Retained
                                                 Shares         Amount      Capital      Earnings
                                             (Dollars In Thousands)
Balances at January 1, 1997
  Issuance of common stock (1)                          100                  $400,735
  1997 net income                                                                           $55,660
  Dividends
    Preferred stock                                                                            (192)
    Common stock                                                                            (42,000)
  Premium paid to redeem preferred stock                                                        (48)
Balances at December 31, 1997                           100                   400,735        13,420
  1998 net income                                                                            55,390
  Common stock dividends                                                                    (43,500)
Balances at December 31, 1998                           100                   400,735        25,310
  1999 net income                                                                            11,079
  Transfer of Questar Energy Services
    from Questar Market Resources to
    Questar Regulated Services                                                               (1,905)
  Common stock dividends                                                                    (44,500)
                                                        100                  $400,735      ($10,016)

(1) Questar Regulated Services Co. has 1 million shares of $.01 par value stock authorized and issued 100 shares
November 22, 1996 to its parent company, Questar
Corporation.

Exhibit A-3
QUESTAR REGULATED SERVICES COMPANY
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1999
(Unaudited)

                                                 Questar
                                                Regulated      Interco.     Questar                   Questar     Questar
                                                Services        Trans-     Regulated     Questar      Pipeline     Energy
                                                 Consol.       actions     Serv. Co.     Gas Co.        Co.       Services
                                                                          (In Thousands)
CURRENT ASSETS

  Cash and short-term investments                    $4,114                      ($48)       $1,708      $2,387         $67
  Notes receivable from
     Questar Corporation                              3,100                     2,000                     1,100
  Accounts and notes receivable                     109,512      ($10,471)      5,755        83,098      21,704       9,426
  Inventories                                        24,204                                  21,680       2,443          81
  Prepaid expenses and deposits                       4,584                      (346)        3,168       1,782         (20)
  Purchased gas adjustment                              432                                     432
   TOTAL CURRENT ASSETS                             145,946       (10,471)      7,361       110,086      29,416       9,554

PROPERTY, PLANT AND EQUIPMENT                     1,716,328                     4,346     1,013,599     698,236         147
  Less allowances for depreciation                  652,437                     2,494       421,111     228,784          48
    NET PROPERTY, PLANT AND
      EQUIPMENT                                   1,063,891                     1,852       592,488     469,452          99

INVESTMENT IN UNCONSOLIDATED
  AFFILIATES                                         11,724      (428,928)    428,928                    11,724
OTHER ASSETS                                         33,930                       501        20,978      12,435          16

                                                 $1,255,491     ($439,399)   $438,642      $723,552    $523,027      $9,669

CURRENT LIABILITIES

  Notes payable to Questar Corporation             $132,700                                 $79,300     $42,500     $10,900
  Accounts payable and accrued
      expenses                                       66,543      ($10,471)     $9,122        56,765      10,554         573
  Interest payable                                    6,097                                   4,476       1,621
  Federal income taxes payable                        4,572                       147         2,966       1,560        (101)
  Other taxes payable                                 6,417                        34         4,915       1,471          (3)
    TOTAL CURRENT LIABILITIES                       216,329       (10,471)      9,303       148,422      57,706      11,369
LONG-TERM DEBT, less current
    portion                                         470,001                                 225,000     245,001
DEFERRED CREDITS                                      4,651                                   1,394       3,118         139
DEFERRED INVESTMENT TAX CREDITS                       5,648                                   5,630          18
DEFERRED INCOME TAXES                               128,143                    (1,380)       79,713      49,873         (63)

COMMON SHAREHOLDER'S EQUITY
  Common stock                                                    (29,525)                   22,974       6,551
  Additional paid-in capital                        440,735      (163,910)    440,735        81,875      82,034           1
  Retained earnings (deficit)                       (10,016)     (235,493)    (10,016)      158,544      78,726      (1,777)
    TOTAL COMMON SHAREHOLDER'S
       EQUITY                                       430,719      (428,928)    430,719       263,393     167,311      (1,776)

                                                 $1,255,491     ($439,399)   $438,642      $723,552    $523,027      $9,669


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